UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2007

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) — (c)  Not applicable.

(d)  On November 13, 2007, the Board of Directors of ImmunoGen, Inc. (the “Company”) voted to expand the size of the Board from six to seven members, and elected Richard J. Wallace to fill the newly-created vacancy.  Mr. Wallace will also serve as a member of the Compensation Committee of the Board of Directors.

Mr. Wallace has more than thirty years of experience in strategic product development and commercialization gained at leading healthcare companies and is currently a Senior Vice President of Research and Development at GlaxoSmithKline.  Over his fifteen-year career at GlaxoSmithKline and its predecessors, Glaxo Wellcome and Glaxo, Mr. Wallace has held positions of increasing responsibility including Vice President, Sales and Marketing for oncology products at Glaxo Wellcome, Vice President, Therapeutic Development and Product Strategy at Glaxo Wellcome, and Vice President, Clinical Development and Product Strategy at GlaxoSmithKline.  Before joining Glaxo Canada in 1992, Mr. Wallace held commercialization and/or strategic development-related positions at Unilever, Johnson & Johnson, Bristol-Myers Canada and Helene Curtis Canada.

A description of the compensation payable to Mr. Wallace for his service as a director is set forth in the Company’s definitive Proxy Statement dated October 5, 2007, filed with the Securities and Exchange Commission on October 5, 2007, under the caption “Director Compensation,” and is incorporated herein by reference.

(e)  Not applicable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated November 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 19, 2007	/s/ Daniel M. Junius

Daniel M. Junius
Executive Vice President and Chief Financial Officer